Exhibit 99.1

Saia Reports Record First Quarter Results

JOHNS CREEK, GA – April 28, 2021 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported first quarter 2021 financial results.  Diluted earnings per share in the quarter were $1.40 compared to $1.06 in the first quarter of 2020.

Highlights from the first quarter operating results were as follows:

First Quarter 2021 Compared to First Quarter 2020 Results

•	Revenue was $484.1 million, a 8.4% increase
•	Operating income was $48.7 million, a 25.6% increase
•	Operating ratio of 89.9 compared to 91.3
•	LTL shipments per workday increased 2.6%
•	LTL tonnage per workday increased 5.3%
•	LTL revenue per hundredweight increased 5.6%
•	LTL revenue per shipment rose 8.4% to $261.96

First quarter effective tax rate was 22.3% compared to 23.7% in the same period last year.

“Though first quarter results were impacted by severe winter weather in February, overall I am satisfied with how we handled the disruption to our network and delivered record first quarter revenue, operating income and operating ratio,” said Saia President and Chief Executive Officer, Frederick Holzgrefe.  “For several days in mid-February we had about one-third of our network either closed or with limited operations as a result of severe winter weather which blanketed a good portion of the central U.S. Some business was undoubtedly lost during those days, but our operations team responded very well to quickly get our network productivity back to pre-storm levels,” added Holzgrefe.

“March results include some catch-up activity, but business trends improved as well and we were able to post revenue growth of 8.4% for the quarter and a sub-90% operating ratio for the third consecutive quarter,” said Holzgrefe.  “Our targeted pricing actions continue to yield positive outcomes and our revenue per shipment grew 8.4% in the quarter and is driving our margin improvement,” concluded Mr. Holzgrefe.

Saia Executive Vice President and Chief Financial Officer, Douglas Col stated, “Record first quarter operating margins drove a 19% increase in operating cash flow and we exited the quarter with more than

Saia, Inc. First Quarter 2021 Results

$53 million in cash on hand. In terms of other activity, we opened one new terminal in the first quarter and several others are in various stages of development, including a new terminal under construction in Northeast Atlanta, which we expect to open before the end of this year.”

Financial Position and Capital Expenditures

Total debt was $66.0 million at March 31, 2021 and inclusive of the cash on-hand, net debt to total capital was 1.3%.  This compares to total debt of $235.8 million and net debt to total capital of 18.3% at March 31, 2020.

Net capital investments were $25.4 million in the first quarter of 2021.  This compares to $102.7 million in net capital investments in the first quarter of 2020, which included equipment acquired with finance leases.  In 2021, we anticipate net capital expenditures will be approximately $275 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 800-353-6461 or 334-323-0501 referencing conference ID #2579097. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at https://www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through May 26, 2021 at 1:00 p.m. Eastern Time. The replay will be available by dialing 888-203-1112.

Saia, Inc. (SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 170 terminals serving across 44 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers,

Saia, Inc. First Quarter 2021 Results

purchased transportation and fuel; (5) claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (6) cost and availability of insurance coverage, including the possibility the Company may be required to pay additional premiums, assume additional liability under its auto liability policy or be unable to obtain insurance coverage; (7) failure to successfully execute the strategy to expand our service geography; (8) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (9) failure to keep pace with technological developments; (10) labor relations, including the adverse impact should a portion of our workforce become unionized; (11) cost and availability of real property and revenue equipment; (12) capacity and highway infrastructure constraints; (13) risks arising from international business operations and relationships; (14) seasonal factors, harsh weather and disasters caused by climate change; (15) economic declines in the geographic regions or industries in which our customers operate; (16) the creditworthiness of our customers and their ability to pay for services; (17) our need for capital and uncertainty of the credit markets; (18) the possibility of defaults under our debt agreements (including violation of financial covenants); (19) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (20) dependence on key employees; (21) increased costs of healthcare benefits; (22) damage to our reputation from adverse publicity, including from the use of or impact from social media; (23) failure to make future acquisitions or to achieve acquisition synergies; (24) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (25) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (26) the effect of governmental regulations, including hours of service for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (27) unforeseen costs from new and existing data privacy laws; (28) changes in accounting and financial standards or practices; (29) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic, or any other health crisis or business disruptions that may arise from the COVID-19 pandemic in the future; (30) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (31) anti-terrorism measures and terrorist events; (32)  provisions in our governing documents and Delaware law that may have anti-takeover effects; (33) issuances of equity that would dilute stock ownership; and (34) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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Saia, Inc. First Quarter 2021 Results

CONTACT:Saia, Inc.

Investor Relations

investors@saia.com

770.232.4088

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$53,260	$25,308
Accounts receivable, net	242,895	216,899
Prepaid expenses and other	52,160	29,489
Total current assets	348,315	271,696

PROPERTY AND EQUIPMENT:
Cost	1,918,279	1,901,244
Less: accumulated depreciation	796,511	765,217
Net property and equipment	1,121,768	1,136,027
OPERATING LEASE RIGHT-OF-USE ASSETS	111,737	113,715
OTHER ASSETS	28,765	27,336
Total assets	$1,610,585	$1,548,774

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$121,613	$89,381
Wages and employees' benefits	49,007	55,392
Other current liabilities	95,247	90,184
Current portion of long-term debt	21,055	20,588
Current portion of operating lease liability	20,336	20,209
Total current liabilities	307,258	275,754

OTHER LIABILITIES:
Long-term debt, less current portion	44,962	50,388
Operating lease liability, less current portion	93,366	95,321
Deferred income taxes	121,144	119,818
Claims, insurance and other	46,237	46,205
Total other liabilities	305,709	311,732

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	267,430	267,666
Deferred compensation trust	(3,669)	(2,944)
Retained earnings	733,831	696,540
Total stockholders' equity	997,618	961,288
Total liabilities and stockholders' equity	$1,610,585	$1,548,774

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters Ended March 31, 2021 and 2020
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2021	2020
OPERATING REVENUE	$484,074	$446,396

OPERATING EXPENSES:
Salaries, wages and employees' benefits	244,437	238,645
Purchased transportation	45,031	30,059
Fuel, operating expenses and supplies	84,901	82,899
Operating taxes and licenses	14,338	14,396
Claims and insurance	11,480	10,421
Depreciation and amortization	35,372	32,590
Gain from property disposals, net	(199)	(1,390)
Total operating expenses	435,360	407,620

OPERATING INCOME	48,714	38,776

NONOPERATING EXPENSES (INCOME):
Interest expense	852	1,402
Other, net	(131)	547
Nonoperating expenses, net	721	1,949

INCOME BEFORE INCOME TAXES	47,993	36,827
Income tax expense	10,702	8,716
NET INCOME	$37,291	$28,111

Average common shares outstanding - basic	26,285	26,070
Average common shares outstanding - diluted	26,671	26,492

Basic earnings per share	$1.42	$1.08
Diluted earnings per share	$1.40	$1.06

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2021 and 2020
(Amounts in thousands)
(Unaudited)
	First Quarter
	2021	2020
OPERATING ACTIVITIES:
Net cash provided by operating activities	$60,971	$51,267
Net cash provided by operating activities	60,971	51,267

INVESTING ACTIVITIES:
Acquisition of property and equipment	(25,568)	(107,591)
Proceeds from disposal of property and equipment	180	4,915
Net cash used in investing activities	(25,388)	(102,676)

FINANCING ACTIVITIES:
Borrowing (repayment) of revolving credit agreement, net	–	104,140
Proceeds from stock option exercises	3,678	2,137
Shares withheld for taxes	(6,350)	(3,404)
Other financing activity	(4,959)	(4,803)
Net cash (used in) provided by financing activities	(7,631)	98,070

NET INCREASE IN CASH AND CASH EQUIVALENTS	27,952	46,661
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	25,308	248
CASH AND CASH EQUIVALENTS, END OF PERIOD	$53,260	$46,909

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended March 31, 2021 and 2020
(Unaudited)

				First Quarter
	First Quarter		%	Amount/Workday		%
	2021	2020	Change	2021	2020	Change
Workdays				63	64
Operating ratio	89.9%	91.3%
LTL tonnage (1)	1,247	1,203	3.7	19.79	18.80	5.3
LTL shipments (1)	1,826	1,809	0.9	28.99	28.26	2.6
LTL revenue/cwt.	$19.18	$18.16	5.6
LTL revenue/cwt., excluding fuel surcharges	$16.68	$15.78	5.7
LTL revenue/shipment	$261.96	$241.61	8.4
LTL revenue/shipment, excluding fuel surcharges	$227.82	$209.92	8.5
LTL pounds/shipment	1,366	1,331	2.6
LTL length of haul (2)	904	848	6.6

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.